UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported):  June 13, 2006

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Delaware	0-22388	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:	(214) 623-8446

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 13, 2006, the Board of Directors of Home Solutions of America, Inc., a Delaware corporation (the "Company") adopted resolutions approving the listing of its common stock, par value $.001 per share (the "Common Stock") on The Nasdaq National Market System ("NASDAQ").  On June 15, 2006, the Company notified The American Stock Exchange ("AMEX") of its intention to withdraw its Common Stock from AMEX.  The Company expects that trading of its Common Stock will commence on NASDAQ on June 27, 2006 under the stock trading symbol "HSOA".  The Company's Common Stock will continue to trade under the symbol "HOM" on AMEX until such time as it is listed on NASDAQ.

ITEM 7.01    REGULATION FD DISCLOSURE.

On June 15, 2006, the Company issued a press release announcing its intent to trade its Common Stock on NASDAQ.  A copy of the June 15th press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(D)       Exhibits.

Exhibit 99.l	Press Release dated June 15, 2006

Safe Harbor for Forward-Looking Statements

Information set forth or incorporated by reference in this document contains financial estimates and other "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," " expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements.

2

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.

Date: June 15, 2006	By: /s/ Rick J. O'Brien
Name: Rick J. O'Brien
Title: President and Chief Operating Officer

3

Exhibit Index

(D)       Exhibits.

Exhibit 99.l	Press Release dated June 15, 2006

4